Exhibit 10.4
FIFTH ADDENDUM

THIS ADDENDUM, made and entered into this 26th day of March, 2021, to that Lease dated December 16, 2010, by and between CRESTVIEW, LLC, a Colorado limited liability company (herein called “Landlord”) and VIRIDIAN THERAPEUTICS, INC., a Delaware corporation (f/k/a MIRAGEN THERAPEUTICS, INC.) (herein called “Tenant”).

The parties hereto agree to modify said Lease, effective as of the date of last signature below, as follows:

1.Paragraphs 1n and 1u are modified to read as follows:

n.    "Primary Lease Term." The term of the Lease shall commence at 12:01 a.m. on the 1st day of January, 2011 and shall terminate at 12:00 midnight on the 31st day of December, 2024, a term of fourteen (14) years.

u. “Tenant’s Notice Address” shall mean 6200 Lookout Road, Boulder, CO, 80301, Attention: Legal Department.”

2.    Paragraph 4 is modified to read as follows:

RENT. Tenant agrees to pay to Landlord as Base Rent, without prior notice or demand, the following amounts:
Schedule of Base Rent

Month(s)	Monthly Base Rent	Annual Base Rent

January 2011-May 2011	$15,627.50	$78,137.50 (Only 5 Months)

June 2011-May 2012	$15,627.50	$187,530.00

June 2012-May 2013	$16,174.46	$194,093.52

June 2013-May 2014	$16,740.57	$200,886.84

June 2014-May 2015	$17,326.49	$207,917.88

June 2015-September 2015	$16,185.63	$64,742.52 (Only 4 Months)

October 2015	$18,262.20	$18,262.20 (Only 1 Month)

November 2015	$26,914.54	$26,914.54 (Only 1 Month)

December 2015-November 2016	$26,914.54	$322,974.48

December 2016-November 2017	$31,481.79	$377,781.48

December 2017-November 2018	$32,504.95	$390,059.40

December 2018-November 2019	$33,561.36	$402,736.32

December 2019-December 2020	$34,652.10	$450,477.30 (13 Months)

January 2021-December 2021	$35,778.29	$429,339.48

January 2022-December 2022	$39,561.67	$474,740.04

January 2023-December 2023	$40,946.33	$491,355.96

January 2024-December 2024	$42,379.45	$508,553.40

Total Base Rent:		$4,826,502.86

Tenant shall begin to pay the Base Rent on the date the Primary Lease Term commences and thereafter on the first day of each month during the term hereof. Except as provided herein, all Rents shall be paid in advance, without notice, set off, abatement, counterclaim, deduction or diminution, at The Colorado Group, Inc., 3434 47th Street, Suite 220, Boulder, Colorado 80301, Attn: Susan Chrisman, or at such place as Landlord, from time-to-time, designates in writing. In addition, Tenant shall pay to Landlord Tenant's Pro Rata Share of Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant which shall be referred to herein as "Additional Rent." Landlord shall have the same rights as to the Additional Rent as it has in the payment of Base Rent. At no time shall Tenant’s Rent obligation be less than the Base Rent amount set forth above.

3.    Paragraph 32a is modified to read as follows:

a.     Landlord agrees to provide an allowance of $50,000 to be applied towards Base Rent, or for future Alterations of the Premises, as approved by both Tenant and Landlord. Any reasonable request for approval by the Tenant for Alternations should not be unreasonably withheld by the Landlord. The Alterations shall be subject to the provisions of Paragraph 9 above. Landlord’s architect, JM Associates, shall prepare all necessary construction drawings, including engaging any mechanical, structural and electrical engineers, as necessary, for the construction of the Alterations. The cost of the architect and engineers shall be deducted from the allowance. All construction shall be done by Landlord’s approved general contractor, CCM Construction, or any future approved general contractors, provided, however, Landlord’s general contractor shall use Walrath, CSC, Long Technology, Design Mechanical or Innovative Air for any HVAC Alterations. All pricing shall be conducted on an open book basis. Tenant shall have the right to review all quotes for commercial reasonableness. If Tenant believes any of the major portions of the bid is not commercially reasonable, Landlord shall require the general contractor to obtain up to two additional bids from subcontractors for that portion of the bid. The cost of the construction shall be deducted from the allowance and Tenant shall be responsible for any costs in excess of the allowance for Tenant approved Alternations. If Tenant elects to use the allowance towards Base Rent, Tenant can apply not more than $25,000 per month.

4.    Other than as modified herein, all terms and conditions of the Lease shall remain unchanged. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Lease.

IN WITNESS WHEREOF, the undersigned have executed this document as of the date above written.

LANDLORD:		TENANT:
CRESTVIEW, LLC		VIRIDIAN THERAPEUTICS, INC.

By:	/s/ Steven Chrisman	By:	/s/ Jason Leverone
	Steven P. Chrisman		Jason A. Leverone
	Manager		Chief Financial Officer
	864 W. South Boulder Road, Suite 200		6200 Lookout Road
	Louisville, Colorado 80027		Boulder, Colorado 80301
	Tax I.D. 84-1445718		Tax I.D. 20-4362468